Exhibit 99.3
SPECIAL MEETING OF STOCKHOLDERS OF
LADISH CO., INC.
May 6, 2011

PROXY VOTING INSTRUCTIONS

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON — You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.ladishco.com/page.asp?PageID=126
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê
■ 00030000300000000000 1	050611

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

FOR	AGAINST	ABSTAIN
PROPOSAL (1): To consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of November 16, 2010, by and among Allegheny Technologies Incorporated, referred to as ATI, LPAD Co., a wholly owned subsidiary of ATI, referred to as LPAD, PADL LLC, a wholly owned subsidiary of ATI, and Ladish, as amended from time to time, pursuant to which LPAD will merge with and into Ladish, referred to as the merger, with Ladish continuing as the surviving entity and a wholly owned subsidiary of ATI.
☐	☐	☐

PROPOSAL (2): To consider and vote upon a proposal to approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Special Meeting.
☐	☐	☐

This Proxy may be revoked at any time before the authority hereby granted is exercised by (i) delivering a written statement of revocation to the Secretary of Ladish, (ii) submitting a later dated Proxy or (iii) attending the Special Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

☐                     ■
PROXY
SPECIAL MEETING OF THE STOCKHOLDERS OF
LADISH CO., INC.
TO BE HELD ON MAY 6, 2011
     This Proxy is being solicited by the Board of Directors of Ladish Co., Inc. (“Ladish”). The undersigned hereby appoints Wayne E. Larsen and Gary J. Vroman with full power to act alone and with full power of substitution, as proxy of the undersigned, to attend the Special Meeting of Ladish, to be held on Friday, May 6, 2011, in the offices of Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, at 9:00 a.m., Central Daylight Time, and any adjournment or postponement thereof (the “Special Meeting”), and to vote all shares of Common Stock of Ladish held of record by the undersigned on March 31, 2011, upon any and all matters that may properly come before the Special Meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED BELOW. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any and all other matters that may properly come before the Special Meeting and the proxy is hereby authorized to vote the shares of Common Stock represented by the proxy on matters incident to the conduct of the Special Meeting, including any motion to adjourn or postpone the Special Meeting (although the proxy does not intend, and is not aware at this time of any intention of any other person, to make such a motion).
(Continued and to be signed on the reverse side.)
■	14475 ■